Exhibit 99.1

June 4, 2007

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Corporate Public Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR ALIGNS NETWORK SERVICES WITH STRATEGIC GOALS

Transitions Outside Plant and Installation Services to Source Broadband Services, LLC; Will

Focus on High-End Professional Services Across Product Lines

Conference Call Scheduled for 9:45 AM ET on Tuesday, June 5th

State College, PA (June 4, 2007)—C-COR Incorporated (NASDAQ: CCBL) today announced that it has entered into a definitive agreement with Source Broadband Services, LLC, a privately held, Georgia-based provider of fulfillment and technical services to cable operators, under which Source Broadband will acquire C-COR’s Outside Plant and Installation Services business for cash consideration of $7 million. Under the terms of the agreement, C-COR will transfer certain customer contracts, assets, and contractual obligations as well as certain liabilities related to the Outside Plant and Installation Services business to Source Broadband. Source Broadband expects to offer employment to the majority of the employees of the Outside Plant and Installation Services business. The transaction is subject to customary closing conditions and is expected to be completed within 45 days. C-COR will retain its high-end Network Design and Network Integration business which will be combined into a Professional Services group under the Company’s Broadband System Solutions organization.

“The realignment of our Network Services reflects the evolving needs of operators as they build and maintain sustainable, competitive networks,” stated Dave Woodle, Chairman and CEO of C-COR. “Today our customers are looking not only for advanced technologies that enable demand-oriented services, but also the expert consulting services to support these complex deployments now and in the future. C-COR will, therefore, focus on growing our network design and integration business that synergistically cuts across all our product lines. We will also work closely with Source Broadband to ensure a smooth transition of our Outside Plant and Installation Services.”

“We believe that the C-COR Network Services team has done a great job in serving its customers,” said David Levitan, CEO of Source Broadband Services. “Source Broadband is focused exclusively on providing customer-focused fulfillment and technical services and is committed to building on that level of service as we expand the business. We’re excited about the opportunity and look forward to working with our new customers and associates.”

C-COR will begin to report the results of this transaction as a Discontinued Operation beginning with the fourth quarter of fiscal year 2007. The attached financial schedules show C-COR’s results of operations for the first three quarters of fiscal year 2007 and the comparable periods for fiscal year 2006, including Continuing and Discontinued Operations.

C-COR anticipates that the net sales from Continuing Operations for the fourth quarter of fiscal year 2007, ending June 29, 2007, will be between $71 and $74 million with net earnings per share between $.11 and $.15. These projections include $829,000 of amortization related to intangible assets, $900,000 of stock compensation expense, and approximately $350,000 of restructuring charges. These items, which are projected to equate to $.04 per diluted share, are typically excluded from the First Call analysts’ projections. C-COR is breaking out these numbers to improve comparability of the projected GAAP results and the non-GAAP First Call number.

C-COR’s management will discuss the realignment of its Network Services business on a conference call at 9:45 AM (ET) on Tuesday, June 5, 2007. To participate in the June 5th conference call, dial 800-263-9150. International callers should use +1 212-676-4910. The live audio of the conference call will also be available via the Internet at C-COR’s web site (www.c-cor.com). To listen to the live audio of the conference call will also be available via the Internet at C-COR’s web site (www.c-cor.com). To listen to the live audio, click the appropriate link under the Webcasts title bar on the Home Page of C-COR’s web site.

If you are unable to participate on the call, a telephone replay will run between 12:00 PM (ET) on Tuesday, June 5, 2007, through 11:59 AM (ET) on Wednesday, June 6, 2007. To access this replay, dial 800-633-8284. International callers should use +1 402-977-9140 for the replay. The reservation number for the telephone replay is 21340224. The Webcast replay of the call will also be available via the Internet at C-COR’s web site (www.c-cor.com) following the conference call. To access the Webcast replay, click the appropriate link under the Webcasts title bar on the Home Page of C-COR’s web site.

Any questions regarding the conference call should be directed to C-COR’s Investor Relations office at 814-231-4402 or 814-231-4438.

About C-COR

C-COR technology and know-how are at the heart of today’s personalized, multi-screen communications and entertainment. The largest cable operators and other private and public network operators around the world look to C-COR for broadband access equipment to expand bandwidth, unified video platforms for delivery of on demand content, and integrated back-office OSS for a 360 degree view of the network, subscribers and workforce. C-COR’s common stock is listed on the NASDAQ Global Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

About Source Broadband Services, LLC

Source Broadband Services, LLC is a fast growing provider of customer-focused Fulfillment and Technical Services, serving leading broadband network operators. The company anticipates operations in 10 states in 2007.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, the Company’s ability to consummate the sale of the Outside Plant and Installation Services business, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

C-COR Incorporated

Pro Forma Financial Data (Unaudited)

(in thousands of dollars, except per share data)

	Fiscal Year 2007
	Thirteen Weeks Ended			Thirty-nine Weeks Ended
	September 29, 2006	December 29, 2006	March 30, 2007	March 30, 2007
As Reported:
Net sales	$69,586	$80,134	$82,693	$232,413
Gross profit	$25,855	$31,661	$34,410	$91,926
Gross profit percentage	37.2%	39.5%	41.6%	39.6%
Net income	$1,583	$5,863	$7,361	$14,807
Earnings per share—diluted	$0.03	$0.12	$0.14	$0.30

Pro Forma:
Continuing Operations
Net sales	$60,366	$69,518	$73,020	$202,904
Gross profit	$25,573	$31,536	$33,704	$90,813
Gross profit percentage	42.4%	45.4%	46.2%	44.8%
Income from continuing operations	$2,174	$6,707	$8,063	$16,944
Earnings per share from continuing operations—diluted	$0.04	$0.14	$0.16	$0.34

Discontinued Operations
Loss from discontinued operations	$(591)	$(844)	$(702)	$(2,137)
Loss per share from discontinued operations—diluted	$(0.01)	$(0.02)	$(0.02)	$(0.04)

	Fiscal Year 2006
	Thirteen Weeks Ended			Thirty-nine Weeks Ended
	September 23, 2005	December 23, 2005	March 24, 2006	March 24, 2006
As Reported:
Net sales	$63,494	$66,668	$60,382	$190,544
Gross profit	$15,515	$21,024	$19,746	$56,285
Gross profit percentage	24.4%	31.5%	32.7%	29.5%
Net loss	$(14,828)	$(15,711)	$(7,948)	$(38,487)
Loss per share—diluted	$(0.31)	$(0.33)	$(0.17)	$(0.80)

Pro Forma:
Continuing Operations
Net sales	$52,294	$54,699	$47,384	$154,377
Gross profit	$14,528	$19,429	$18,242	$52,199
Gross profit percentage	27.8%	35.5%	38.5%	33.8%
Loss from continuing operations	$(15,029)	$(16,362)	$(8,567)	$(39,958)
Loss per share from continuing operations—diluted	$(0.31)	$(0.34)	$(0.18)	$(0.83)

Discontinued Operations
Income from discontinued operations	$201	$651	$619	$1,471
Earnings per share from discontinued operations—diluted	$0.00	$0.01	$0.01	$0.03

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